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Exhibit 8.1 - Opinion of McGuireWoods LLP - Tax Matters

                        [Letterhead of McGuireWoods LLP]





                                  July 5, 2002

DC Funding International, Inc.
Third Floor, Suite 288
2 Reid Street
Hamilton HM 11
Bermuda


                       FNANB Credit Card Master Note Trust
                               Asset Backed Notes
                       Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special tax counsel to DC Funding International, Inc., a Delaware corporation ("DC Funding"), and the FNANB Credit Card Master Trust (the "Certificate Trust") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Notes secured by a Collateral Certificate representing an undivided interest in certain assets of the Certificate Trust (the "Notes"). As described in the Registration Statement, the Notes of a particular series will be issued pursuant to a Master Indenture between the FNANB Credit Card Master Note Trust (the "Issuer") and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4.4 to the Registration Statement, and a related Indenture Supplement between the Issuer and the Indenture Trustee, substantially in the form filed as Exhibit 4.5 to the Registration Statement.

                  In connection with our engagement, we have made such legal and factual examinations and inquiries and have examined the Registration Statement, including the prospectus relating to the Notes (the "Prospectus") and the forms of prospectus supplement relating to the Notes (each, a "Prospectus Supplement") included therein, and such corporate records, certificates and other documents as we have deemed necessary or advisable for purposes of this opinion. We are generally familiar with the actions required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes.

                  The opinion expressed herein is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, proposed, temporary and final Treasury

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regulations and other applicable authorities. The statutory provisions, regulations and interpretations upon which this opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in this opinion will not be asserted by the Internal Revenue Service.

                  Based upon and subject to the foregoing, we hereby confirm that the statements set forth under the caption "Material Federal Income Tax Consequences" in the Prospectus and the statements set forth under the captions "Series 2002-[__] Summary - Tax Status of the Offered Notes and the Issuer", "Series 2002-[__] Summary - Tax Status of the Class A Notes and the Issuer" and "Material Federal Income Tax Consequences" in each Prospectus Supplement, as applicable, insofar as such statements constitute matters of law or legal conclusions with respect thereto and except to the extent qualified therein, constitute our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes, and we expressly adopt them as such.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to McGuireWoods LLP under the caption "Material Federal Income Tax Consequences" in the Prospectus and under the captions "Series 2002-[__] Summary - Tax Status of the Offered Notes and the Issuer", "Series 2002-[__] Summary - Tax Status of the Class A Notes and the Issuer" and "Material Federal Income Tax Consequences" in each Prospectus Supplement, as applicable. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ McGuireWoods LLP